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                                                                    EXHIBIT 10.5

                                                               EXECUTION VERSION

                            SHARE TRANSFER AGREEMENT

This SHARE TRANSFER AGREEMENT (this "AGREEMENT") is made on December 15, 2004 by and between:

(1) WEN XIN (the "TRANSFEROR"), whose ID number is 110105580421183; nationality is Chinese;

(2) BEIJING MED-PHARM COPORATION ("BMP" or the "TRANSFEREE"), a corporation organized under the State of Delaware, the United States, with its domicile at 1180 Main Street, Coventry, CT 06238, whose legal representative being Xiaoying Gao (Title: Chief Executive Officer and President; Nationality: USA).

The Transferor and the Transferee hereinafter individually referred to as a "PARTY" and collectively referred to as the "PARTIES".

                                    RECITALS

(1) WHEREAS, Beijing Wanwei Pharmaceutical Co., Ltd. (the "COMPANY") is a limited liability company established under the laws of the People's Republic of China (the "PRC"), with its registered capital being RMB 5,880,000. Beijing Wanhui Pharmaceutical Group ("WANHUI GROUP") holds 80% of its equity interests, and the Transferor holds the remaining 20%;

(2) WHEREAS, the Transferor agrees to transfer its equity interests in the Company to the Transferee and the Transferee agrees to acquire such equity interests as per the terms and conditions of this Agreement;

(3) WHEREAS, BMP has entered into a Share Transfer and Debt Restructuring Agreement with Wanhui Group on the date hereof to acquire Wanhui Group's equity interests in the Company;

(4) WHEREAS, The Transferor and Wanhui Group agree to increase the registered capital of the Company from the current RMB5,880,000.00 yuan to US$ 1,750,000, and the amount of increased capital US$1,039,000 shall be fully subscribed by BMP; and

(5) WHEREAS, both Parties acknowledge that the contemplated share transfer and capital increase shall be completed in compliance with the requirements of the relevant laws and regulations of the PRC and the provisions of the Articles of Association of the Company.

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NOW, THEREFORE Both Parties hereby agree as follows:

                            ARTICLE 1. SHARE TRANSFER

1.1 The Transferor agrees to transfer to BMP and BMP agrees to acquire from the Transferor the 20% equity interest (the "TRANSFERRED SHARES") held by The Transferor in the Company on the terms and conditions of this Agreement.

      The Transferor agrees that BMP shall fully subscribe the amount of the increased capital of the Company (the "AMOUNT OF INCREASED CAPITAL"), i.e.US$1,039,000. BMP shall contribute such Amount of Increased Capital to the Company in accordance with the revised Articles of Association of the Company.

1.2 Both Parties agree that from the date when all of the following conditions precedent have been satisfied (the "DATE OF TRANSFER"), BMP shall be the owner of the Transferred Shares and become the shareholder of the Company:

      (a) Beijing Drug Administration Bureau has renewed the Pharmaceutical Distribution License of the Company for an additional five years and has approved the change of legal representative and other issues (if any) thereon;

      (b) The share transfer contemplated under this Agreement, the share transfer contemplated under the Share Transfer and Debt Restructuring Agreement and the revised Articles of Association of the Company have been approved by the Ministry of Commerce or its authorized authority (the "EXAMINATION AND APPROVAL AUTHORITY") and the Company has been issued with an Approval Certificate of Foreign Investment Enterprise;

      (c) The amendment registration in respect of the share transfer contemplated hereunder, the share transfer contemplated under the Share Transfer and Debt Restructuring Agreement between BMP and Beijing Wanhui Pharmaceutical Group, and the revised Articles of Association of the Company has been effected with Beijing Administration for Industry and Commerce ("REGISTRATION AUTHORITY"); and

      (d) There shall have been no material adverse change in the financial condition, operations or business prospects of the Company during the Transition Period, as such terms are defined in Article 3.1, with the exception of any such material adverse change resulting from an action or inaction taken by the Company with the approval of the Supervision Committee as such terms are defined in Article 3.1.

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      Upon the completion of the share transfer hereunder and the share transfer as contemplated under the share transfer agreement between BMP and Wanhui Group, BMP shall become the sole shareholder of the Company, and the Company shall be converted into a wholly foreign owned enterprise pursuant to PRC law.

1.3 The Transferor confirms that, prior to the execution of this Agreement, the shareholders' meeting of the Company has adopted a valid resolution approving the transfer of the Transferred Shares to BMP from the Transferor, the subscription by BMP of the Amount of Increased Capital and the corresponding amendments to the Articles of Association of the Company.

1.4 The Transferor confirms that Wanhui Group has waived its first right of refusal with respect to the Transferred Shares prior to the execution of this Agreement. Its consent letter is attached herein as Schedule 1.

1.5 No later than three (3) months after the date hereof, both parties shall cause the Company to submit this Agreement, the revised Articles of Association of the Company and an original copy of the duly signed resolution referred to in Article 1.3 above together with other necessary application documents to the Examination and Approval Authority.

1.6 Both Parties shall take their best endeavour to obtain the approval from the Examination and Approval Authority, to assist the Company in going through the amendment registration formalities with the Registration Authority.

                ARTICLE 2. CONSIDERATRION FOR THE SHARE TRANSFER

2.1 As consideration for transferring the Transferred Shares by the Transferor to BMP, BMP agrees to pay the Transferor US$ 1.00 ("TRANSFER VALUE").

2.2 Both Parties agree that the Transfer Value shall be paid in cash in US dollar within 10 working days after the Date of Transfer. The Transferor shall issue written receipt after receiving the Transfer Value.

                ARTICLE 3. ARRANGEMENTS DURING TRANSITION PERIOD

3.1 Both Parties shall take all necessary measures to ensure the proper operation and smooth transmission of the Company between the date hereof and the Date of Transfer ("TRANSITION PERIOD"). Both parties agree that BMP, Wanhui Group and the Transferor shall appoint respective delegates to establish a supervision committee. Such committee shall be composed of seven members, with BMP appointing three, Wanhui Group appointing three, the Transferor appointing one. The Transferor hereby authorizes BMP to nominate such member for and on behalf of itself. The chairman of the supervision committee shall be

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      from the delegates appointed by BMP. Any major decisions shall not be concluded unless approved by half (inclusive) of all the members of the supervision committee. No major business decision of the Company shall be made without prior consent of such supervision committee during the Transition Period.

3.2 During the Transition Period, The Transferor shall not enter into agreement or document related to the Transferred Shares with any third party, including but not limited to the transfer of the Transferred Shares in whatever means, pledge or any kinds of disposal of the Transferred Shares.

3.3 The Transferor agrees that the Company will not carry out dividend distribution, in whatever manner, during the Transition Period. BMP shall be entitled to delegate its financial personnel to supervise the financial operation of the Company.

             ARTICLE 4. REPRESENTATIONS, UNDETAKINGS AND WARRANTIES

4.1 Each Party represents and warrants to the other Party that, on the date hereof and the Date of Transfer,

      (1) It has full power and authorization to execute and perform this Agreement and its Schedules;

      (2) This Agreement shall be legally binding to each Party as of the Effective Date; the execution and performance of this Agreement does not violate its Articles of Association or the provisions of any contracts, agreements or other legal documents to which it is a party; and

      (3) No lawsuit, arbitration or other legal or governmental proceeding is pending or threatened against it that would affect its ability to perform its obligations under this Agreement.

4.2 The Transferor hereby represents and warrants to BMP that, on the date hereof and the Date of Transfer:

      (1) The Transferor is the sole legal owner of the Transferred Shares. The Transferred Shares shall be free of any security interest or any third party dispute;

      (2) Except expressly provided herein, the execution and performance of this Agreement shall not be subject to any government approval, verification or filling requirement, not requiring any consent, permit or approval of other third party.

4.3 Both Parties confirm that the execution and performance of this Agreement by the parties is

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      in reliance on the above representations and warranties. Should any party find any change with respect to the above prior to the Date of Transfer, it shall promptly inform the other party. Except otherwise provided herein, both Parties shall negotiate to find solution.

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                    ARTICLE 5. EFFECTIVENESS AND TERMINATION

5.1 This Agreement shall be formed upon the signing by both Parties or the authorized representatives of the Parties and/or being affixed with their official chops, and it will become effective from the date when it is approved by the Examination and Approval Authority ("EFFECTIVE DATE").

5.2   Termination

      This Agreement may be terminated if any of the following situations occurs:

      (1) If the transfer of the Transferred Shares to BMP has not been submitted to the Examination and Approval Authority, or the application has been rejected within three (3) months after the date hereof; or if the application has not been approved by the Examination and Approval Authority, or any of the other conditions precedent listed in Article 1.2 has not been met within six (6) months after the application has been submitted, either party has the right to terminate the Agreement upon written notice to the other party but that it will take the consent of both parties to extend either of the above periods;

      (2) Should either Party breach its representation, warranties and undertakings herein and fail to cure such breach within 30 days after the notification of the other Party, the non-breaching Party shall be entitled to terminate this Agreement; or

      (3)   Other situations expressly provided herein or agreed by the Parties

                            ARTICLE 6. FORCE MAJEURE

Neither party shall be held liable in the event this Agreement is suspended, in part or in whole, due to force majeure. The party such affected shall notify the other party in writing within seventy-two (72) hours as of the happening of the force majeure event, and provide the other party relevant evidencing documents within seven (7) days as of the happening of the force majeure event. Where the force majeure event has lasted for ninety (90) days, both parties shall negotiate on the performance of this Agreement, including whether to terminate this Agreement. For the purpose of this Agreement, any significant adverse change to the business financial and/or operation of the Company between the date hereof and the Date of Transfer caused or to be caused by change of law shall be recognized as one type of force majeure.

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                          ARTICLE 7. BREACH OF CONTRACT

Subject to other provisions of this Agreement, one Party shall be deemed to have violated this Agreement if it fails to fulfill any obligations under this Agreement, or any of its representations and/or warranties under this Agreement is proved to be untrue or materially incorrect. The breaching Party shall correct its violation at its own cost in the period required by the other Party in the breaching notice and within no more than thirty (30) days since it receives such notice from the other Party. Except for the other remedies provided in this Agreement, should the violation have not been corrected after the period requested in the breaching notice or thirty (30) days, the breaching Party shall compensate the other Party all direct losses incurred from such violation, including but not limited to all costs arising from the execution of this Agreement.

                          ARTICLE 8. DISPUTE RESOLUTION

8.1   Friendly Consultations

      In the event of any dispute, controversy or claim (collectively, "DISPUTE") arising out of or relating to this Agreement, or the breach, termination or invalidity thereof, the Parties shall attempt in the first instance to resolve such Dispute through friendly consultations.

8.2   Arbitration

      (a) If the Dispute is not resolved by friendly consultations within thirty (30) days after the commencement of such consultations, then at any time either party may submit the Dispute to Hong Kong International Arbitration Center (the "HKIAC") in accordance with the United Nations Commission on International Trade Law (the "UNCITRAL") Arbitration Rules presently in force, which rules are deemed to be incorporated by reference into this clause.

      (b) The place of arbitration shall be Hong Kong and the arbitration shall be conducted in English.

      (c) The arbitration award shall be final and binding on both the parties, and both the parties agree to be bound thereby and to act accordingly.

      (d) The costs of arbitration shall be borne by the Party or Parties as designated in the arbitration award.

8.3   Continuing Rights and Obligations

      When any Dispute occurs and is the subject of friendly consultations, joint conciliation or arbitration, the parties shall continue to exercise their remaining respective rights, and

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      fulfil their remaining respective obligations, under this Agreement, except in respect of those matters under Dispute.

                            ARTICLE 9. GOVERNING LAW

The validity, interpretation and implementation of this Agreement and dispute resolution shall be governed by the laws of the PRC which are published and publicly available.

                               ARTICLE 10. NOTICES

Any notice or written communication in connection with this Agreement by any Party to the other shall be made in both Chinese and English by courier service or by facsimile. The date of receipt of a notice or communication hereunder shall be deemed to be seven (7) working days after the letter is given to the courier service in the case of a courier service delivered letter and two (2) working days after dispatch in the case of a facsimile. All notices and communications shall be sent to the appropriate address set forth below, until the same is changed by notice given in writing to the other Party:

          WEN XIN

          No. 208, 5th building, Tuan Jie Hu Bei Kou, Chaoyang District, Beijing

          BEIJING MED-PHARM CORPORATION

          1180 Main Street, Coventry, CT 06238
          Attention: Edvin Norse
          Facsimile No: 001-860-742-1598

                      ARTICLE 11. MISCELLANEOUS PROVISIONS

11.1 Neither Party may assign this Agreement without the written consent of the other Party.

11.2 This Agreement is executed in Chinese and English, each in four (4) originals. Both language versions shall be equally authentic.

11.3 Unless otherwise provided in this Agreement, this Agreement is severable in that if any provision hereof is determined to be illegal or unenforceable, the invalid provisions shall be deemed deleted without affecting the remaining provisions of this Agreement. The Parties shall attempt to replace the invalid provisions with valid provisions as closely aligned with the original intent of the parties as possible.

11.4 This Agreement constitutes the entire agreement between the Parties with respect to the

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      subject matter hereof, supersedes any prior expression of intent or understanding relating hereto and may only be modified or amended by a written instrument signed by the authorized representatives of the parties thereto.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their legal representatives on the date first set forth above.

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SIGNATURE PAGE

WEN XIN                                        BEIJING MED-PHARM CORPORATION

By:                                            By:
    ------------------------------                 -----------------------------

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                                   SCHEDULE 1

                CONSENT LETTER ON WAIVING OF FIRST REFUSAL RIGHT

To:  BEIJING MED-PHARM CORPORATION

      RE: THE TRANSFER OF 20% EQUITY INTEREST OF BEIJING WANWEI PHARMACEUTICAL
          CO., LTD.

We, owning 80% equity interest of the Beijing Wanwei Pharmaceutical Co., Ltd. (hereinafter the "COMPANY"), hereby unconditionally:

1. consent Beijing Med-Pharm Corporation ("BMP") to acquire the 20% equity interest (hereinafter the "TRANSFERRED SHARES") in the Company held by Wen Xin (the "TRANSFEROR") in accordance with the Share Transfer Agreement (hereinafter the "SHARE TRANSFER AGREEMENT") it entered into with the Transferor. This Letter of Consent shall become one appendix to the Share Transfer Agreement.

2.    expressly declare to waive the first refusal right to the Transferred
      Shares;

3. promise to provide all assistances necessary to complete the transaction under the Share Transfer Agreement.

This Letter of Consent shall come into effect upon signing by our duly authorized reprehensive and affixed with our official seal.

This Letter of Consent shall be executed in both Chinese and English. Both versions shall be equally authentic.

BEIJING WANHUI PHARMACEUTICAL GROUP


-----------------------------------
Authorized representative
Date: December 15, 2004

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